                                                                    EXHIBIT 10.2



                          GUARANTY FEDERAL BANK, F.S.B.
                               8333 DOUGLAS AVENUE
                               DALLAS, TEXAS 75225


                                 August 2, 1999




American Retirement Corporation
111 Westwood Place
Suite 402
Brentwood, TN  37027
Attention: George T. Hicks

         Re:      $50,000,000 Loan Facility from Guaranty Federal Bank, F.S.B.

Ladies and Gentlemen:

         Please be advised that your Loan Application (a true copy of which is attached hereto) has been approved by Guaranty Federal Bank, F.S.B. a federal savings bank ("GFB") as submitted and GFB agrees to make the loan as contemplated by your Loan Application.

         This letter, together with your Loan Application, shall evidence our commitment to you. This commitment will terminate and be void in the event that you do not accept this commitment within thirty (30) days from the date of this letter. Please evidence your agreement to accept the loan subject to such conditions by signing this letter in the space provided below.

                                          Very truly yours,

                                          GUARANTY FEDERAL BANK, F.S.B., a
                                          federal savings bank



                                          By: /s/ Jack Killough
                                              ----------------------------
                                              Name: Jack Killough
                                                    ----------------------
                                              Title: Senior Vice President
                                                     ---------------------

AGREED TO BY:

AMERICAN RETIREMENT CORPORATION



By: /s/ George Hicks
    ---------------------------
    Name: George Hicks
          ---------------------
    Title: CFO
           --------------------

                         American Retirement Corporation
                          111 Westwood Place, Suite 402
                           Brentwood, Tennessee 37027



July 30, 1999


Guaranty Federal Bank, F.S.B.
8333 Douglas Avenue
Dallas, TX  75225
Attn:  Ms. Deborah M. Laycock

Ladies and Gentlemen:

         Application is hereby made to Guaranty Federal Bank, F.S.B., a federal savings bank (the "Lender"), for a $50,000,000 credit facility (the "Loan") to one or more to-be-formed single purpose entities acceptable to Lender (each a "Borrower"), which Loan will be guaranteed by American Retirement Corporation ("Guarantor"), and for a commitment ("Commitment") containing the following terms, provisions and conditions:

         1. Project Loans. The Loan will consist of one or more loans related to a specific project (each a "Project Loan"). The total of all Project Loans may not exceed $50,000,000. Each Project Loan shall provide funds to (i) develop and construct a senior housing facility (a "Project") and (ii) pay costs associated with the lease-up of the Project. Each Project Loan will be evidenced by a separate promissory note, deed of trust/mortgage, construction loan agreement and other project loan documents (collectively, "Project Loan Documents"). Each Project will be independently reviewed by Lender and subject to Lender's standard underwriting procedures.

         The Project Loans shall be non-recourse to the Borrower and shall contain a non-recourse provision substantially the same as that set forth in Exhibit A.

         2. Loan Amount. The amount of a Project Loan shall not exceed the lesser of (i) 80% of the particular Project's cost to reach stabilization, or
(ii) 75% of the stabilized appraised value of the Project.

         3. Interest Rate. Each Project Loan shall bear interest at the rate (the "Commercial Based Rate") of one-half percent (0.5%) per annum above the base rate publicly announced or published by Lender (the "GFB Rate") (which rate may not be the lowest interest rate charged by such bank) or the LIBOR Rate (hereinafter defined), as the Borrower may elect from time to time as hereinafter provided, and in no event shall the interest rate exceed the maximum interest rate permitted under applicable law (the "Maximum Rate"). Borrower shall have the right to cause a portion (but not all) of the principal (being not less than $500,000 plus, at Borrower's option, increments of $100,000 each) to bear interest during the applicable interest period (which period

Guaranty Federal Bank, F.S.B.
Attn:  Ms. Deborah M. Laycock
July 30, 1999
Page 2


shall be either one (1) month, two (2) months, three (3) months or six (6) months) at LIBOR plus two and one-half percent (2.5%) (herein called the "LIBOR Rate"). "LIBOR" means the offered rate (rounded upward, if necessary, to the nearest 1/16th of 1%) for the interest period in question, on the display for Euro-Dollar rates provided on The Bloomberg (a data service), viewed by accessing the global deposits segment of money market rates (or the display for Euro-Dollar rates on such other service selected by Lender). No LIBOR interest period may be designated if its expiration would extend beyond the maturity of the Project Loan. There may be no more than three (3) LIBOR interest rate elections outstanding on a Project Loan at any one time. If after the closing of the Project Loan the GFB Rate shall change, to the extent that the GFB Rate is then applicable, the Commercial Based Rate shall be increased or decreased, as the case may be, from time to time as of the effective date of each change in the GFB Rate, provided that in no event shall such interest rate exceed the Maximum Rate. Default interest shall be at the rate of five percent (5%) per annum above the Commercial Based Rate (as such rate may change from time to time), provided that in no event shall such interest rate exceed the Maximum Rate. All interest accruing under the Project Loan shall be calculated on the basis of a 360-day year applied to the actual number of days in each month.

         4. Term of Project Loan. The term of each Project Loan shall be thirty-six (36) months from closing (the "Project Loan Maturity Date); provided that, the Project Loan Maturity Date may be extended for two (2) successive periods of twelve (12) months (each such period being an "Extension Period") each on the conditions that (a) the Borrower shall notify the Lender in writing of its exercise of each such option at least thirty (30) days prior to the end of the then term of the Project Loan; (b) on the date of each such notice and on the date of the extension there shall exist no default under the documents evidencing and securing the Project Loan and no event shall have occurred which with the passage of time or the giving of notice or both would constitute such a default; (c) each such notice shall be accompanied by an extension fee in the amount of (i) three-eighths percent (3/8%) of the original principal balance of the Project Loan with respect to the first such extension, and (ii) five-eighths percent (5/8%) of the original principal balance with respect to the second such extension; (d) upon each such extension the Borrower shall execute such documents as Lender deems appropriate to evidence the foregoing and shall deliver to Lender an endorsement to Lender's Mortgagee Policy of Title Insurance stating that the coverage of such policy has not been reduced or terminated by virtue of such extension, (e) Borrower delivers to Lender evidence satisfactory to Lender that the Debt Coverage Ratio for the Project is at least 1.2 to 1 in the case of the first extension and 1.3 to 1 in the case of the second extension, for the three (3) consecutive calendar months preceding the commencement of such extension, (f) upon the date of each such notice, the amount of the Project Loan shall be no more than 75% of the appraised value of the Project, which, at Lender's option and Borrower's expense, shall be evidenced by a current FIRREA appraisal, and (g) Guarantor shall have purchased the leasehold and/or fee simple interest

Guaranty Federal Bank, F.S.B.
Attn:  Ms. Deborah M. Laycock
July 30, 1999
Page 3


and the real property improvements (the "Improvements") related to the Project. For purposes herein, the term "Debt Coverage Ratio" means a ratio, the first number of which is the net operating income from the Project for a particular calendar month (based on net operating income computed on an accrual basis, as opposed to a cash basis, using generally accepted accounting principles consistently applied and assuming a management fee of 5% and annual capital expenditures of $250/unit) and the second number of which is an amount equal to the monthly installment of principal and interest that would be payable on the Project Loan (assuming it is fully funded), assuming an interest rate equal to the greater of (x) the Commercial Based Rate or LIBOR Rate on the date of determination, (y) the per annum rate of two and one half percent (2.5%) above the Treasury Note Rate, or (z) 7.5%, and assuming that the Project Loan was amortized over 25 years. As used herein, the term "Treasury Note Rate" means the latest Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the applicable Business Day, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to ten (10) years. Such implied yield shall be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and, (b) interpolating linearly between report yields. The term "Business Day" as used herein means a day on which banks are open for business in New York City, New York.

         5. Required Payments. Interest only on the unpaid principal balance of each Project Loan shall be due and payable monthly on the first day of each month beginning the first month after closing the Project Loan and continuing monthly thereafter until the Project Loan Maturity Date, on which date all unpaid principal of and accrued but unpaid interest on the Project Loan shall be due and payable unless the Project Loan is extended as provided above. In the event that the first extension is exercised as provided above, the principal of the Project Loan shall then be due and payable in monthly installments in the amount necessary to amortize (on a straight-line basis) the then unpaid principal balance of the Project Loan over a 25-year period, with such principal installments commencing on the first day of the first month after the commencement of the first extension period and continuing regularly thereafter until the Project Loan Maturity Date (as extended by the first extension). In the event that the second extension is exercised as provided above, the principal of the Project Loan shall then be due and payable in monthly installments necessary to amortize (on a straight-line basis) the then unpaid principal balance of the Project Loan over a 23-year period, with such principal installments commencing on the first day of the first month after the commencement of the second extension period and continuing regularly thereafter until the Project Loan Maturity Date (as extended by the second extension). During any extension period, interest on the Project Loan shall be due and payable monthly as it accrues, on the same dates as, but in addition to, said installments of principal.

Guaranty Federal Bank, F.S.B.
Attn:  Ms. Deborah M. Laycock
July 30, 1999
Page 4



         6. Prepayment of Project Loan. The Borrower shall have the right to prepay, without penalty at any time and from time to time prior to the Project Loan Maturity Date, all or any part of the unpaid principal balance of the Project Loan and/or all or any part of the unpaid interest accrued to the date of such prepayment, provided that any such prepayment of principal is accompanied by accrued interest on such principal, and provided further that any such prepayment of any portion of the Project Loan then subject to the LIBOR Rate shall be accompanied by an amount equal to any losses, costs or expenses incurred by Lender in connection with such prepayment.

         7. Appraisal. As a condition to closing a Project Loan, Lender shall obtain at the Borrower's expense an appraisal in form, substance and date acceptable to Lender and complying with all applicable regulations, covering the Project as stabilized, to reflect the fair market value of the Project to be in an amount such that the amount of the Project Loan is not more than seventy-five percent (75%) of the appraised value of the Project as stabilized.

         8. Facility Fee. Upon issuance of the Commitment, Guarantor shall pay Lender a fee of $62,500.

         9. Commitment Period. All Project Loans must close on or before July 31, 2000.

         10. Project Loan Commitment Fee. Upon the making of a Project Loan, the Borrower shall pay to Lender a commitment fee in the amount of three-fourths percent (0.75%) of the Project Loan.

         11. Guaranty. Guarantor shall guarantee the payment and performance of the Borrower's obligations under each Project Loan. At such time as (i) Guarantor shall have purchased the Improvements and the leasehold and/or fee interest in the related Project, (ii) the Improvements have been completed in substantial accordance with the Plans and Specifications to the satisfaction of Lender and true and complete copies of final certificates of occupancy have been issued for all buildings comprising the Improvements, and (iii) all regulatory licenses and permits necessary to operate the Project as an assisted living facility have been issued (the date such requirements are satisfied being the "Initial Reduction Date"), Guarantor's liability for payment of the principal amount of the Project Loan (the "Principal Amount") shall reduce to seventy-five percent (75%) of the original principal amount of the Project Loan. After the Initial Reduction Date, at such time as there has been furnished to Lender evidence satisfactory to Lender that the operation of the Project has achieved a Debt Coverage Ratio of at least 1.0 to 1 for each of three (3) consecutive calendar months, Guarantor's liability for payment of the Principal Amount shall reduce to fifty percent (50%) of the original principal amount of the Project Loan. After the Initial Reduction Date, at such time

Guaranty Federal Bank, F.S.B.
Attn:  Ms. Deborah M. Laycock
July 30, 1999
Page 5


as there has been furnished to Lender evidence satisfactory to Lender that the operation of the Project has achieved a Debt Coverage Ratio of at least 1.3 to 1 for each of three (3) consecutive calendar months, Guarantor's liability for payment of the Principal Amount shall reduce to twenty-five percent (25%) of the original principal amount of the Project Loan. Notwithstanding the reduction of Guarantor's liability for payment of the Principal Amount, Guarantor shall be liable for the payment of all interest that accrues on the Project Loan, for all principal payments due during the Extension Periods, for the obligations of the Borrower under the Project Loan Documents (the "Obligations") and for collection costs. In the event Lender elects to foreclose its lien upon the Property after acceleration of the Project Loan and such foreclosure sale occurs at a time when Guarantor's liability for payment of the Principal Amount has been reduced as provided above, then following such foreclosure, the liability of Guarantor for payment of the Principal Amount shall be the smaller of (i) the Principal Amount after application of the bid accepted at the foreclosure sale, or (ii) the amount of Guarantor's liability for payment of the Principal Amount computed immediately prior to such foreclosure sale, and Guarantor shall continue to be liable for the payment of all accrued interest on the Project Loan, for all principal payments due during the Extension Periods, for the Obligations and for collection costs.

         12. General Conditions. As a condition to each disbursement of a Project Loan, the Borrower must satisfy, or cause to be satisfied, all of the attached General Conditions for Mortgage Loan.

         13.   Special Conditions:

               (a) Debt Coverage Ratio. During the first Extension Period of a Project Loan, the Project shall continuously maintain a Debt Coverage Ratio of at least 1.2 to 1 and, during the second Extension Period of a Project Loan, the Project shall continuously maintain a Debt Coverage Ratio of at least 1.3 to 1.

               (b) Equity. Twenty percent (20%) of a Project's costs shall have been paid prior to Lender disbursing any proceeds of the Project Loan. The value of the land upon which the Project is located shall be applied toward such costs.

Guaranty Federal Bank, F.S.B.
Attn:  Ms. Deborah M. Laycock
July 30, 1999
Page 6


               (c) Financial Covenants. Throughout the term of the Loan, Guarantor shall:

                         (i) Minimum Tangible Net Worth. Maintain on a
                    consolidated basis with all subsidiaries, at all times during the term of the Loan measured quarterly beginning with the quarter ending June 30, 1999, a minimum Tangible Net Worth of not less than the sum of $101,893,000 as of March 31, 1999 plus fifty percent (50%) of Guarantor's net income (if positive) for each subsequent quarter plus seventy-five percent (75%) of the net cash proceeds to Guarantor of any equity capital (or equity equivalent) securities offering received during such quarter, excluding the dollar amount of any such equity offering issued in connection with an acquisition, merger or business combination which is attributed to the purchase of the goodwill of the acquired entity.

                         (ii) Ratio of Total Funded Debt to Total Capital.
                    Maintain on a consolidated basis a maximum ratio of Total Funded Debt to the Total Capital of seventy percent (70%) measured quarterly.

                         (iii) Ratio of EBITDAR to Interest and Rent. Maintain
                    on a consolidated basis a minimum ratio of EBITDAR to the sum of Interest plus Rent of 1.50 to 1, measured quarterly.

                         (iv) Current Ratio. Maintain on a consolidated basis a
                    Current Ratio of not less than 1.0 to 1.

                         (v) Minimum Liquidity. Maintain on a consolidated basis
                    Liquid Assets of not less than the greater of (a) ten percent (10%) of its Tangible Net Worth or (b) $12,000,000.

                         (vi) Ratio of Funded Debt to Adjusted Total Capital.
                    Maintain on a consolidated basis, a maximum ratio of Funded Debt to Adjusted Total Capital of seventy percent (70%) measured quarterly.

               (d) Project Loans. To the extent possible, all Project Loans will be cross-defaulted and cross-collateralized. On those Projects in which a synthetic lessor and lessee are involved, cross-collateralization and cross-default will only be among those Project Loans in which the synthetic lessors and lessees are under common control (e.g., the lessors are under common control and

Guaranty Federal Bank, F.S.B.
Attn:  Ms. Deborah M. Laycock
July 30, 1999
Page 7


                    lessees are under common control), with such related Project Loans constituting a "Pool". It is agreed that the Projects commonly referred to as "Taxco" and "NW Hills" constitute a Pool. There may be no more than two (2) Pools in connection with the Loan.

         14. Loan - Payment of Expenses; Deposit. Guarantor shall pay all expenses incident to the proposed Loan, even if a Commitment is never issued, such expenses to include, without limitation, attorneys' fees and expenses. There is submitted with this Application the sum of (i) $5,000 as a non-refundable application fee, and (ii) $15,000 as a deposit to cover the costs anticipated to be incurred in underwriting the Loan. In the event a Commitment is not issued, such deposit, after payment of such expenses, shall be returned to the Guarantor. The amount of such deposit may be increased from time to time in the event Lender determines that such increase is necessary to cover expenses and legal fees Lender anticipates to be incurred in connection with underwriting the Loan.

         15. Project Loan - Payment of Expenses; Deposit. The Borrower and the Guarantor shall pay all expenses incurred by Lender incident to each proposed Project Loan, even if the Project Loan is not disbursed for whatever reason (other than default by Lender under the commitment for such Project Loan, if issued and accepted), including without limitation the expiration of the commitment or Lender's cancellation of the commitment for default by the Borrower or Guarantor, such expenses to include, without limitation, travel expenses, appraisal fees, premiums for title insurance, hazard and liability insurance premiums and other required insurance premiums, survey expenses, the reasonable fees and expenses of counsel to Lender and the fees and expenses of any inspecting architects, engineers and environmental consultants. If the Project Loan is not disbursed because the Borrower elects not to close the Project Loan or because the commitment is terminated by Lender pursuant to any provision permitting Lender to terminate the commitment, the Borrower and the Guarantor shall pay to Lender an amount equal to all such expenses as actually incurred by Lender. With respect to each Project Loan, Borrower or Guarantor shall submit to Lender the sum of (i) $3,500 as a non-refundable application fee, and (ii) $10,000 as a deposit to cover Lender's estimated costs anticipated to be incurred in processing each Project Loan application. In the event such Project Loan is not ultimately closed, such deposit, after payment of such expenses, shall be returned to the Borrower. The amount of such deposit shall be increased from time to time in the event Lender determines that such increase is necessary to cover expenses and legal fees Lender anticipates to be incurred in connection with the closing of the Project Loan. In the event Lender is required to materially reunderwrite a Project Loan as a result of changes to the loan package originally submitted to Lender, Borrower shall pay Lender an additional $3,500 as a non-refundable reunderwriting fee.

Guaranty Federal Bank, F.S.B.
Attn:  Ms. Deborah M. Laycock
July 30, 1999
Page 8



         16. Brokerage Fees and Commissions. The Borrower and the Guarantor jointly and severally agree to indemnify Lender against all claims by any brokers or finders for a commission or finder's fee in connection with the execution of the Commitment or the making of the Project Loans contemplated thereby.

         17. Subject to Statutes, Regulations, and Rulings. The obligations of Lender under the Commitment shall be subject to all statutes, regulations and rulings applicable to Lender.

         18. Limitation on Interest. It is the intent of the Borrowers and Lender in the making of the Project Loans to contract in strict compliance with applicable usury law. In furtherance thereof, the Borrowers and Lender stipulate and agree that none of the terms and provisions contained herein, or in any instrument executed in connection herewith, shall ever be construed to create a contract to pay for the use, forbearance or detention of money, interest at a rate in excess of the maximum interest rate permitted to be charged by applicable law; neither the Borrowers nor any guarantors, endorsers or other parties now or hereafter becoming liable for payment of a Project Loan shall ever be obligated or required to pay interest thereon at a rate in excess of the maximum interest that may be lawfully charged under applicable law; and that the provisions of this paragraph shall control over all other provisions of this Application or any other instruments now or hereafter executed in connection herewith which may be in apparent conflict herewith. Lender expressly disavows any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of a Project Loan is accelerated. If the maturity of a Project Loan shall be accelerated for any reason or if the principal of a Project Loan is paid prior to the end of the term thereof, and as a result thereof the interest received for the actual period of existence of the Project Loan exceeds the applicable maximum lawful rate, Lender shall, at its option, either refund to the Borrower the amount of such excess or credit the amount of such excess against the principal balance of the Project Loan then outstanding and thereby shall render inapplicable any and all penalties of any kind provided by applicable law as a result of such excess interest. In the event that Lender or any other holder of a Project Loan shall collect monies and/or any other thing of value which are deemed to constitute interest which would increase the effective interest rate on the Loan to a rate in excess of that permitted to be charged by applicable law, an amount equal to interest in excess of the lawful rate shall, upon such determination, at the option of Lender, be either immediately returned to the Borrower or credited against the principal balance of the Project Loan then outstanding, in which event any and all penalties of any kind under applicable law as a result of such excess interest shall be inapplicable. The term "applicable law" as used in this paragraph shall mean the laws of the State of Texas or the laws of the United States, whichever laws allow the greater rate of interest, as such laws now exist or may be changed or amended or come into effect in the future.

Guaranty Federal Bank, F.S.B.
Attn:  Ms. Deborah M. Laycock
July 30, 1999
Page 9



         19. Paragraph Headings. The paragraph headings used in this Application are for convenience of reference purposes only and shall not be considered in construing any provision of this Application.

         20. Notice. Any notice or communication required or permitted hereunder shall be given in writing, sent by (a) personal delivery, or (b) expedited delivery service with proof of delivery, or (c) United States mail, postage prepaid, registered or certified mail, return receipt requested, or prepaid telegram, addressed as follows:

             To the Lender:               8333 Douglas Avenue
                                          Dallas, TX  75225
                                          Attn:  Commercial Real Estate Lending

             To the Borrowers             111 Westwood Place
             and the Guarantor:           Suite 402
                                          Brentwood, TN  37027
                                          Attn:  George T. Hicks

             with a copy to:              T. Andrew Smith
                                          Bass, Berry & Sims PLC
                                          First American Center
                                          Nashville, Tennessee  37238

or to such other address or to the attention of such other person as hereafter shall be designated in writing by the applicable party sent in accordance herewith. Any such notice or communication shall be deemed to have been given and received either at the time of personal delivery or, in the case of delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided herein.

         21. Investigations and Inquiries. Lender is, by this Application, authorized to conduct such investigations and inquiries as to credit and collateral as Lender deems necessary or desirable in connection with considering this Application. By this authorization, persons of whom Lender makes such inquiry are empowered to cooperate with and supply all requested information to Lender.

         22. Gender and Number. Within this Application, words of any gender shall be held and construed to include any other gender, and words in the singular number shall be held and construed to include the plural and the words in the plural number shall be held and construed to include the singular, unless in each instance the context otherwise requires.

Guaranty Federal Bank, F.S.B.
Attn:  Ms. Deborah M. Laycock
July 30, 1999
Page 10



         23. Counterparts. This Application may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All of such counterparts shall be construed together and shall constitute one instrument but in making proof hereof it shall only be necessary to produce one such counterpart.

         24. ECOA Disclosures and Notice. Under Regulation B promulgated under the Equal Credit Opportunity Act, if your application for business credit is denied, the Borrower has the right to a written statement of specific reasons for the denial. To obtain the statement, please contact Guaranty Federal Bank, F.S.B., a federal savings bank, 8333 Douglas Avenue, Dallas, Texas 75225,
Attention: Commercial Real Estate Lending; telephone (214) 360-2610 within sixty
(60) days from the date you are notified of our decision.

                                     NOTICE

               The federal Equal Credit Opportunity Act prohibits creditors from discriminating against credit applicants on the basis of race, color, religion, national origin, sex, marital status, age (provided that the applicant has the capacity to enter a binding contract), because all or part of the applicant's income derives from any public assistance program, or because the applicant has in good faith exercised any right under the Consumer Credit Protection Act. The federal agency that administers compliance with this law concerning this creditor is:
          Regional Director-Office of Thrift Supervision, 122 W. John Carpenter Freeway, Suite 600, P. O. Box 619027, Dallas/Fort Worth, Texas 75261-9027.

GUARANTOR COVENANTS THAT EACH BORROWER WILL RECEIVE AND RETAIN A COPY OF THIS APPLICATION.

         25. Terms. When used together herein, the terms "the Borrower," "the Project," and/or "the Project Loan" refer to the Project and Project Loan related to the particular Borrower which owns the Project and borrows the Project Loan.

Guaranty Federal Bank, F.S.B.
Attn:  Ms. Deborah M. Laycock
July 30, 1999
Page 11


         26. No Commitment. Notwithstanding anything to the contrary contained herein, Lender's acceptance of the delivery of this Application and the deposits made pursuant to paragraphs 14 and 15 hereof shall in no way constitute a commitment to make the Loan or a Project Loan.


                                         AMERICAN RETIREMENT CORPORATION




                                         By: /s/ George Hicks
                                             ---------------------------------
                                             Name: George Hicks
                                                   ---------------------------
                                             Title: CFO
                                                    --------------------------

                          GUARANTY FEDERAL BANK, F.S.B.
                      GENERAL CONDITIONS FOR MORTGAGE LOAN


A. Pre-Construction Requirements. Prior to commencement of construction of the Improvements related to a Project, Lender must approve the following:

         1. Plans and Specifications. The final Plans and Specifications for the Improvements. After approval by the Lender, any change therein which diminishes the quality or quantity of the Improvements must have the prior written approval of the Lender.

         2. Soils Report and Certification. A soils report (with recommendations) by a qualified soils engineer who is satisfactory to the Lender, and a follow-up certification by said engineer that the final Plans and Specifications are consistent with, and incorporate the recommendations of, said soils report.

         3. Inspector. An inspecting architect or engineer to make periodic inspections to verify compliance with the Plans and Specifications.

B. Conditions to Closing each Project Loan. Prior to disbursement of each Project Loan, Lender must be furnished with and approve the following:

         1. Organization Documents. Certificates and documents evidencing the organization, existence, good standing and authority of the Borrower, each general partner or managing member of Borrower (if applicable) and Guarantor.

         2. Commitment for Mortgagee Title Insurance issued by Lawyers Title Insurance Company or an agent of Lawyers Title Insurance Company or any other nationally recognized title insurance company acceptable to Lender addressed to Lender and for the amount of the Project Loan which meets the requirements of Lender as to form and substance, together with copies of all instruments listed in said commitment as affecting title to the Project, certified by the title insurance company or its issuing agent to be true and correct copies.

         3. Tax Certificates showing that all ad valorem taxes and assessments which are payable and which constitute a lien on the Project have been paid in their entirety and setting forth information as to valuation of the Project required by Lender.

         4. UCC Search from the Secretary of State of the state in which the Project is located covering the Borrower (and any other known owner of the Project during the previous five years) with copies of the listed financing statements. Lender may also request additional searches with respect to tenants and subtenants of the Project.

         5. Survey of the Project prepared by a registered public surveyor acceptable to Lender and to the title company issuing the above described Commitment, including a plat of the Project, containing such information as is required by Lender, a statement that such property does not lie within a flood plain or flood prone area or a flood way of any body of water, a proper and conforming legal description of said property and a certification by said surveyor in the form prescribed by Lender.

         6. Insurance. Insurance policies, or certificates and certified copies of same, which name Lender as an insured as its interest may appear and including the coverage required by the hereinafter described Mortgage and Construction Loan Agreement and such other coverage as Lender may from time to time reasonably require, in form, in amounts, on terms and with companies satisfactory to Lender.

         7. Laws and Regulations. Evidence satisfactory to Lender that the Project is in compliance with all applicable laws, ordinances, regulations and restrictions affecting the Project including, without limitation (a) evidence of proper zoning, (b) copies of building permits and other necessary permits or licenses, (c) evidence that all streets, utilities and municipal services required for the improvements are erected are in place and available; (d) evidence of compliance with or exemption from the provisions of the Flood Disaster Protection Act of 1973, as amended or supplemented, and all regulations and rulings pursuant thereto; (e) evidence of compliance with or exemption from environmental regulations; (f) evidence of compliance with or exemption from the provisions of the Americans With Disabilities Act of 1990, 42 U.S.C.ss.12101 et seq., as amended or supplemented, and all regulations and rulings pursuant thereto; and (g) evidence of compliance with or exemption from the provisions of the Fair Housing Amendments Act of 1988, 42 U.S.C.A.ss. 3601 et seq., as amended or supplemented, and all regulations and rulings pursuant thereto.

         8. Architect's Certificate. Certificate of the architect who prepared the Plans and Specifications for the Improvements, in the form furnished by the Lender.

         9. City Utilities. Letters from appropriate city officials confirming that water lines or mains, sanitary sewer lines or mains and storm sewer lines or mains are available at the boundary of the Project to provide adequate service for the Improvements as contemplated by the Plans and Specifications.

         10. Utility Companies. Letters from appropriate utility companies confirming that natural gas lines (if the Improvements require natural gas service), electrical power lines and telephone lines are available at the boundary of the Project to provide adequate service for the Improvements as contemplated by the Plans and Specifications.

         11. Site Plan. Copy of the Site Plan on which is shown the proposed location of the Improvements, the proposed location of any easements required to be provided for utility services for the Improvements and the proposed location of all parking areas (listing the number of parking spaces to be provided by such parking areas and the number of parking spaces required by applicable zoning ordinances for the Improvements based on the intended use of the Improvements), and certified by the architect to be true and correct based on the final Plans and Specifications approved by the Lender.

         12. Construction Contract. Copy of the proposed contract with the contractor for the construction of the Improvements in accordance with the Plans and Specifications. (Note: No work shall be commenced without the prior approval of the Lender.)

         13. Payment Bond. Copy of proposed statutory payment bond. (This requirement will be reviewed on a case-by-case basis and may be waived by Lender if Lender determines the financial position and reputation of the contractor are sufficiently strong that a bond is not necessary.)

         14. Performance Bond. Copy of proposed performance bond, with proposed dual obligee endorsement adding the Lender as a beneficiary. (This requirement will be reviewed on a case-by-case basis and may be waived by Lender if Lender determines the financial position and reputation of the contractor are sufficiently strong that a bond is not necessary.)

         15. Environmental Report. Environmental Report covering the Project acceptable to the Lender.

         16.      Lease Agreements covering all or any part of the Project.

         17. Estoppel Letters from tenants of the Project (excluding residents of the Project).

         18. Subordination, Nondisturbance and Attornment Agreements from tenants of the Project (excluding residents of the Project).

         19. Standard Form Resident Agreement used in leasing space within the Project.

         20.      Management Agreement covering all or any part of the Project.

         21. Other Information. Such other information and documents as may be reasonably required by Lender.

C. Project Loan Documents. At the closing of a Project Loan, and prior to disbursement thereof, there shall be delivered to Lender, the following duly executed documents in form for recording or filing where applicable.

         1.       Promissory Note ("Note") evidencing the Project Loan.

         2. Deed of Trust/Mortgage ("Mortgage"), evidencing a first lien against and security interest in the Project (fee and leasehold) and securing the payment of the Note, which will include, without limitation, to the extent permitted by applicable law, provisions satisfactory to Lender concerning financial reporting, non-interest bearing escrow accounts and prohibition of secondary financing (other than subordinated loans made by Guarantor or its affiliates to Borrower, which loans do not exceed, in the aggregate, five percent (5%) of Project costs) and of sale, transfer or other alienation of the Project or any ownership interest in the Borrower. At Lender's option, Guarantor shall enter into an intercreditor and subordination agreement in form satisfactory to Lender with respect to any such subordinated debt or pledge the notes evidencing such subordinated debt to Lender pursuant to a security agreement in form satisfactory to Lender. Any existing mortgage on the fee interest of the Project shall be subordinated to the Mortgage in a manner reasonably satisfactory to Lender.

         3. Financing Statements perfecting the security interest created in the Mortgage, Collateral Assignment and Security Agreement. Any certificate of deposit from any tenant that leases the entire Project from Borrower shall be excluded from Lender's collateral, and Lender shall disclaim any interest in such certificate of deposit in a manner reasonably acceptable to Borrower.

         4. Assignment of Leases and Rents from Borrower (and Guarantor if it is a fee holder) assigning the leases covering all or any part of the Project, and the rents thereunder, providing a source of future payment of the Project Loan, which will include without limitation that the form and substance of all leases covering all or any part of the Project at disbursement and during the term of the Project Loan, and any termination, amendment, waiver or other action concerning same, must be approved in writing by Lender.

         5. Guaranty from the Guarantor evidencing the guaranty described in Paragraph 11 hereof.

         6. Construction Loan Agreement, with respect to the Project Loan, setting forth the terms and provisions of the disbursement of the Project Loan.

         7. Attorneys' Opinions from the attorneys for the Borrower, Guarantor and Borrower's tenant.

         8. Mortgagee Title Insurance Policy insuring the validity and priority of the lien of the Mortgage, in the amount of the Project Loan, written by a title insurance agent and underwriter satisfactory to Lender, showing Lender as the Insured thereunder and showing no exceptions other than those approved by Lender.

         9. Non-Foreign Certificate from the Borrower (and Guarantor if it is a fee holder) required by Section 1445 of the Internal Revenue Code of 1986, as amended, and applicable regulations.

         10. Notice and Agreement complying with Section 26.02 of the Texas Business and Commerce Code.

         11.      Loans to One Borrower Affidavit with respect to the Project
                  Loan.

         12. Subordination of Management Agreement by and between Lender, Borrower and Manager by which Manager agrees to subordinate its interest in the Management Agreement and which subordination will provide that Borrower shall not be permitted to make payments to Manager under the Management Agreement in the event of a default by Borrower under any of the Loan Documents.

         13. Security Agreement made by Borrower, Guarantor and Borrower's tenant for the benefit of Lender.

         14. Collateral Assignment made by Borrower, Guarantor and Borrower's tenant for the benefit of Lender.

D. Approval of Documentation. The form and substance of all the documents referred to herein or required hereby and all aspects of this transaction shall be satisfactory to Lender. In addition to those loan documents specified herein, Lender shall be furnished with such additional documents, certifications and opinions as its counsel may reasonably require. Guarantor and Borrowers acknowledge that the ownership/leasing/management structure of each Project may be different and, accordingly, the loan documentation on each Project Loan may vary.

E. No Adverse Change. The closing of a Project Loan shall be subject to the requirement that none of the following shall have occurred prior thereto: (i) the Borrower or Guarantor shall have become insolvent, or shall have made a transfer in fraud of creditors or an assignment for the benefit of creditors, or shall have admitted in writing its inability to pay its debts as they become due; or (ii) the Borrower or Guarantor is generally not paying its debts as such debts become due; or (iii) a receiver, trustee or custodian shall have been appointed for, or taken possession of, all or a substantial part of the assets of the Borrower or Guarantor, either in a proceeding brought by the Borrower or Guarantor or in a proceeding brought against the Borrower or Guarantor and such appointment shall not have been discharged or such possession shall not have been terminated within thirty (30) days after the effective date thereof or the Borrower or Guarantor shall have consented to or acquiesced in such appointment or possession; or
         (iv) the Borrower or Guarantor shall have filed a petition for relief under the Federal Bankruptcy Code, as amended, or any other present or future federal or state insolvency, bankruptcy or similar law (all of the foregoing hereinafter collectively called "applicable Bankruptcy Law") or an involuntary petition for relief shall have been filed against the Borrower or Guarantor under any applicable Bankruptcy Law and an answer is filed admitting the material allegations of, or consenting to, such petition or such petition shall not have been dismissed within thirty (30) days after the filing thereof, or an order for relief naming the Borrower or Guarantor shall have been entered under any applicable Bankruptcy Law, or any composition, rearrangement, extension, reorganization or other relief of debtors now or hereafter existing shall have been requested or consented to by the Borrower or Guarantor; or (v) the Borrower or Guarantor shall have instituted or voluntarily become a party to any other judicial proceeding intended to effect a discharge of the debts of the Borrower or Guarantor, in whole or in part, or to effect a postponement of the maturity or the collection thereof, or to effect a suspension of any of the rights or powers of any creditor in connection therewith; (vi) the Borrower or Guarantor shall have failed to pay any money judgment or judgments against it in the amount of One Million Dollars ($1,000,000.00) or more (whether individually or in the aggregate) at least ten (10) days prior to the date on which the assets of the Borrower or Guarantor may be sold to satisfy such judgment; or (vii) the Borrower or

         Guarantor shall have failed to have discharged, within a period of ten
         (10) days after the commencement thereof, any attachments, sequestrations or similar proceedings against any assets of the Borrower or Guarantor having either an individual or aggregate value of One Million Dollars ($1,000,000.00) or more; or (vii) a default or event of default shall exist under any Project Loan.

                                    Exhibit A

                             Non-recourse Provision


1.1 Loan Nonrecourse to Borrower. All payments to be made on the Loan shall be made only from income or proceeds received by the Borrower from the ownership, operation, leasing, sale, disposition or transfer of the Property or any other Collateral securing the Loan and any proceeds realized by the Lender in enforcing its rights against the Property or the other Collateral (collectively, "Income and Proceeds"). The Loan shall be nonrecourse to the Borrower, the administrator, manager, members, and beneficial owner of Borrower, and their respective officers, directors, employees and agents (each of whom is an "Exculpated Party") and each Exculpated Party shall be exculpated from all personal liability for the payment of interest and principal on the Loan, the payment to Lender of any other amounts due hereunder or under any of the other Loan Documents and for the performance of any of the terms and conditions contained in any of the Loan Documents. The Lender agrees that (i) it will look solely to Income and Proceeds, (ii) all of the statements, representations, covenants and agreements made by Borrower contained herein or the Loan Documents are made and intended to establish the existence of rights and remedies in favor of the Lender which may be enforced against the Property and the other Collateral, and (iii) it does not have, and specifically disclaims, any security interest or any right, title or interest in the pledge to the Borrower by Tenant of all of its right, title and interest in the collateral pledged to Borrower by any tenant of Borrower, except to the extent the same has been pledged to Lender. The provisions of this Section 1.1 shall survive the payment of the Loan hereunder.

1.2 Additional Matters. Nothing contained in these limited recourse provisions or elsewhere shall: (i) limit the right of Lender to obtain injunctive relief or to pursue equitable remedies under any of the Loan Documents, excluding only any injunctive relief ordering payment of obligations by any person or entity for which personal liability does not otherwise exist; or (ii) limit the liability of any attorney, law firm, architect, accountant or other professional who or which renders or provides any written opinion or certificate to Lender in connection with the Loan even though such person or entity may be an agent or employee of Borrower or of an Exculpated Party; (iii) limit Lender's right to proceed against any collateral securing the Loan; or (iv) limit Lender's right to proceed against any guarantor of the Loan.